Exhibit 99.1

Steel Partners Completes Exchange Offer

To Acquire Remaining Shares of Steel Excel

NEW YORK, N.Y. — February 7, 2017--Steel Partners Holdings L.P. (NYSE:SPLP), a diversified global holding company, today announced that it has successfully completed its exchange offer to acquire the shares of Steel Excel Inc. (OTCPK: SXCL) that it does not own.

The offer expired at 12:00 midnight, New York City time, at the end of February 6, 2017. As of the expiration, 3,165,407 shares had been validly tendered and not validly withdrawn, representing approximately 96.0% of Steel Excel’s outstanding shares of common stock (including shares owned by Steel Partners and its affiliated entities) and approximately 88.1% of Steel Excel’s outstanding shares of common stock not owned by Steel Partners or any of its affiliates. The conditions to the offer were satisfied, and Steel Partners has accepted for payment and will promptly pay for all validly tendered shares.

Steel Partners expects to complete the acquisition of the remaining shares of Steel Excel promptly through a merger without a vote or meeting of Steel Excel’s stockholders, pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each of the remaining shares of Steel Excel common stock subject to, but not purchased in, the offer will be converted into the right to receive the same $17.80 per share in preferred units of Steel Partners that will be paid in the offer. The preferred units will be listed on the New York Stock Exchange under the ticker symbol “SPLPPRA”; Steel Partners expects the listing will become effective on February 10, 2017.

Upon completion of the merger, Steel Excel will become an indirect wholly owned subsidiary of Steel Partners. Steel Excel’s common stock will no longer be quoted on the OTC Market.

American Stock Transfer & Trust Company, LLC is acting as depositary for the offer.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

Statements in this press release regarding the transaction between Steel Partners and Steel Excel, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for Steel Partners’ and Steel Excel’s businesses and any other statements by management of Steel Partners concerning future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected.  Risks and uncertainties include the ability of Steel Partners to successfully integrate Steel Excel’s business and the risk that the expected benefits of the transaction may not be realized or maintained.

A further list and description of additional business risks, uncertainties and other factors can be found in the “Risk Factors” section of Steel Partners’ filings with the SEC, including Steel Partners’ Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarterly period ended September 30, 2016. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov. Many of the factors that will determine the outcome of the transaction are beyond Steel Partners’ ability to control or predict. Except as otherwise required by federal securities laws, Steel Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For more information, contact:

PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com